                                                                    EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-31548) pertaining to the Westcott Communications, Inc. 1986 Stock Option Plan and the Westcott Communications, Inc. 1989 Stock Option Plan, the Registration Statement (Form S-8 No. 33-31549) pertaining to the Westcott Communications, Inc. Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-36395) pertaining to the Westcott Communications, Inc. Nonemployee Stock Option Plan, the "shelf" Registration Statement (Form S-3 No. 33-72672) of Westcott Communications, Inc. and the related Prospectus, and the Post-Effective Amendment to the "shelf" Registration Statement (Form S-3 No. 33-62922) of Westcott Communications, Inc. and the related Prospectus, of our report dated February 16, 1996, with respect to the consolidated financial statements and schedule of Westcott Communications, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                ERNST & YOUNG LLP



Dallas, Texas
March 25, 1996